For Immediate Release	News Release

Endo Contact:	D.E. Shaw Contact:
Charles A. Rowland, Jr.	Finsbury Group:
610-558-9800	Andy Merrill / Tripp Kyle – New York
andy.merrill@finsbury.com
tripp.kyle@finsbury.com
+1 212 303 7600

ENDO PHARMACEUTICALS AND THE D.E. SHAW GROUP AGREE
TO SETTLEMENT

CHADDS FORD, PA and NEW YORK, April 30, 2008 – Endo Pharmaceuticals Holdings, Inc. (NASDAQ: ENDP) and the D. E. Shaw group, a global investment management firm, today announced that they have reached an agreement under which Endo’s Board of Directors will nominate William F. Spengler at the 2008 Annual Meeting of Stockholders to serve as a member of the Company’s Board of Directors.  The D. E. Shaw group, which owns approximately 13.2 million shares of the Company’s common stock, has agreed to vote all of its shares in favor of the election of each of the Board’s nominees.  The Board of Directors is being increased to eight members, effective June 26, 2008.

Mr. Spengler, 53, was until February 2008 Executive Senior Vice President and Chief Financial Officer at MGI Pharmaceuticals Inc., an oncology- and acute care- focused bio-pharmaceutical company, where he had worked since 2005.  Prior to joining MGI Pharma, Mr. Spengler was Executive Vice President and Chief Financial Officer at Guilford Pharmaceuticals Inc. from July 2004 to October 2005.

“I am pleased that Bill Spengler will be joining the Endo board,” said Dave Holveck, Endo's Chief Executive Officer.  “We look forward to his contribution to Endo’s future growth.”

“We are confident that Bill Spengler will be a valuable addition to Endo’s Board of Directors,” said Dr. James Mackey of the D. E. Shaw group.  “As long-term shareholders, we look forward to maintaining a constructive dialogue with Mr. Holveck and have been impressed by the initial steps he has taken to position the company for growth and create value for shareholders.”

As a condition to the agreement, the D. E. Shaw group has agreed not to solicit proxies from the Company’s stockholders in connection with the election of directors or other matters until and, subject to certain other agreements, through the Company’s 2009 Annual Meeting of Stockholders.  The Company’s agreement with the D. E. Shaw group will be filed on a Form 8-K and will be publicly available.

About Endo

Endo Pharmaceuticals Holdings Inc. is a specialty pharmaceutical company with market leadership in pain management. Through its wholly owned Endo Pharmaceuticals Inc. subsidiary, the company is engaged in the research, development, sale and marketing of branded and generic prescription pharmaceuticals used primarily to treat and manage pain. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available at www.endo.com.

About the D. E. Shaw group

The D. E. Shaw group is a global investment and technology development firm with more than 1,300 employees; approximately $36 billion in aggregate investment capital as of April 1, 2008; and offices in North America, Europe, and Asia. Since its organization in 1988, the firm has earned an international reputation for financial innovation, technological leadership, and an extraordinarily distinguished staff.

Forward-Looking Statements

This press release contains information that includes or is based on “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements, including estimates of future net sales, future expenses, future net income and future earnings per share, are subject to risks and uncertainties. Forward-looking statements include the information concerning the company’s possible or assumed results of operations. Also, statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may” or similar expressions are forward-looking statements. Endo has based these forward-looking statements on its current expectations and projections about the growth of its business, its financial performance and the development of its industry. Because these statements reflect Endo’s current views concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect Endo’s future financial results and could cause its actual results to differ materially from those expressed in forward-looking statements contained in this press release. Important factors that could cause its actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, but are not limited to: its ability to successfully develop, commercialize and market new products; timing and results of pre-clinical or clinical trials on new products; its ability to obtain regulatory approval of any of its pipeline products; competition for the business of its branded and generic products, and in connection with its acquisition of rights to intellectual property assets; market acceptance of its future products; government regulation of the pharmaceutical industry; its dependence on a small number of products; its dependence on outside manufacturers for the manufacture of its products; its dependence on third parties to supply raw materials and to provide services for certain core aspects of its business; new regulatory action or lawsuits relating to its use of narcotics in most of its core products; its exposure to product liability claims and product recalls and the possibility that the company may not be able to adequately insure itself; its ability to protect its proprietary technology; the successful efforts of manufacturers of branded pharmaceuticals to use litigation and legislative and regulatory efforts to limit the use of generics and certain other products; its ability to successfully implement its acquisition and in-licensing strategy; regulatory or other limits on the availability of controlled substances that constitute the active ingredients of some of its products and products in development; the availability of third-party reimbursement for its products; the outcome of any pending or future litigation or claims by the government; its dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of its total net sales; significant litigation expenses to defend or assert patent infringement claims; any interruption or failure by its suppliers, distributors and collaboration partners to meet their obligations pursuant to various agreements with Endo; a determination by a regulatory agency that Endo is engaging in inappropriate sales or marketing activities, including promoting the “off-label” use of its products; existing suppliers become unavailable or lose their regulatory status as an approved source, causing an inability to obtain required components, raw materials or products on a timely basis or at commercially reasonable prices; the loss of branded product exclusivity periods and related intellectual property; and its exposure to securities that are subject to market risk.

The company does not undertake any obligation to update its forward-looking statements after the date of this Report for any reason, even if new information becomes available or other events occur in the future. You are advised, however, to consult any further disclosures we make on related subjects in our 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (or SEC). Also note that Endo provides the preceding cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to its business. These are factors that, individually or in the aggregate, the company believes could cause its actual results to differ materially from expected and historical results. Endo notes these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the preceding to be a complete discussion of all potential risks or uncertainties.

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